Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the inclusion in this current report on Form 8-K/A of Nuance Communication, Inc. of our report dated March 28, 2013, except as to Note 12, which is as of May 31, 2013, on our audit of Tweddle Group Technologies, LLC. We hereby consent to the incorporation by reference of said report in the Registration Statements of Nuance Communications, Inc. on Form S-3 (File No. 333-142182, effective April 18, 2007, File No. 333-100648, effective February 7, 2003, and File No. 333-61862, effective August 10, 2001), and Form S-8 (File No. 333-188397 dated May 7, 2013, File No. 333-182459 dated June 29, 2012, File No. 333-179399, effective February 6, 2012, File No. 333-178436, effective February 12, 2011, File No. 333-164955, effective February 17, 2010, File No. 333-157579, effective February 27, 2009, File No. 333-151088, effective May 22, 2008, File No. 333-151087, effective May 22, 2008, File No. 333-153911, effective October 8, 2008, File No. 333-148684, effective January 15, 2008, File No. 333-145971, effective September 11, 2007, File No. 333-143465, effective June 1, 2007, File No. 333-142183, effective April 18, 2007, File No. 333-141819, effective April 2, 2007, File No. 333-134687, effective June 2, 2006, File No. 333-128396, effective September 16, 2005, File No. 333-124856, effective May 12, 2005, File No. 333-122718, effective February 11, 2005, File No. 333-108767, effective September 12, 2003, File No. 333-99729, effective September 18, 2002, File No. 333-75406, effective December 18, 2001, File No. 333-49656, effective November 9, 2000, File No. 333-33464, effective March 29, 2000, File No. 333-30518, effective February 16, 2000, File No. 333-74343, effective March 12, 1999, File No. 333-45425, effective February 2, 1998, and file No. 333-04131, effective February 26, 1997).

/s/ Baker Tilly Virchow Krause, LLP
Southfield, Michigan
August 5, 2013